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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan of our report dated March 11, 2005 (except for Note 15 as to which the date is May 11, 2005) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc., included in its Current Report on Form 8-K dated May 13, 2005, and our report dated March 11, 2005 with respect to Health Care REIT, Inc.'s management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Health Care REIT, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Toledo, Ohio                                               /s/ ERNST & YOUNG LLP
June 23, 2005